Exhibit 99.1

Worksport Pursuing Plan to become a Global Original Equipment Manufacturer

Mississauga – December 8, 2021 — Worksport Ltd (Nasdaq: WKSP) (the “Company”) continues its plan to become a global original equipment manufacturer (OEM). After a solid year of building, strategizing, and operational change management, the Company started due diligence on potential automotive manufacturers as of third quarter this year - - to actively seek out partners interested in solar integration programs.

Through active efforts, the Company is currently engaged in discussions with several global automotive manufacturers for OEM contracts. The Company believes that its new strategy of growth through obtaining OEM contracts will increase value for the Company’s shareholders.

If Worksport succeeds in assuming the position of a major OEM, as a result of this strategy, the Company will be ready to meet the manufacturing needs of automakers via its first new manufacturing facility, currently being outfitted with cutting & milling, metal bending, automated sewing, plastic application, and tarp-cutting machinery to facilitate majority automation. Contracts with automotive manufacturers could encompass the Company’s Terravis System, conventional covers, or both.

“As we have built out, redefined, and matured the Company’s automotive-based business over this past year, our new strategy has shown positive results in short order. I am confident as we continue on this path, we will significantly strengthen our market position. With a solid, innovative, full product foundation, Worksport & Terravis Energy can now handle any pressure and scrutiny a company would face from juggernauts in automotive manufacturing. We are deeply focused on bringing the best and most compelling sustainable energy products to market and look forward to deeper discussions with more automotive manufacturers as we pursue a number of opportunities,” said Steven Rossi, CEO Worksport.

About Worksport Ltd.

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the IP on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport Ltd. seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. For more information, please visit www.worksport.com, www.investworksport.com and www.goterravis.com.

Connect with Worksport:

Please follow the company’s social media accounts on Twitter, Facebook, Linkedin, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com or www.investworksport.com. Worksport Ltd. strives to provide frequent updates of its operations to its community of investors, clients, and customers to maintain the highest level of visibility.

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For additional information, please contact:

Steven Obadiah

Business Development Manager
Worksport Ltd.

T: 1-(888) 506-2013
E: investors@worksport.com

W: www.investworksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, an up listing to a national exchange, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.